==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 23, 1997

                       OCCIDENTAL PETROLEUM CORPORATION
           (Exact name of registrant as specified in its charter)




     DELAWARE                          1-9210                 95-4035997
(State or other jurisdiction        (Commission             (I.R.S. Employer
     of incorporation)              File Number)            Identification No.)


           10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
             (Address of principal executive offices) (ZIP code)

             Registrant's telephone number, including area code:
                              (310) 208-8800



==============================================================================

Item 5.  Other Events
-------  ------------

    Occidental Petroleum Corporation reported on January 23, 1997 net income of $159 million ($.41 per share) for the fourth quarter of 1996, compared with net income for the fourth quarter of 1995 of $7 million (a loss of $.05 per share). Fourth quarter 1995 income before special items was $79 million. The fourth quarter of 1995 results included a $132 million pretax charge relating to reorganizations of the oil and gas and natural gas transmission divisions. Sales were $2.8 billion for the fourth quarter of 1996, compared with $2.5 billion for the same period of 1995.
    Oil and gas divisional earnings were $155 million for the fourth quarter of 1996, compared with earnings before special items of $64 million for the fourth quarter of 1995. Divisional results for the fourth quarter of 1995 were a loss of $31 million after inclusion of a $95 million charge related to reorganization costs. The increase in 1996 earnings resulted primarily from higher worldwide crude oil and domestic natural gas prices.
    Natural gas transmission divisional earnings were $75 million for the fourth quarter of 1996, compared with earnings before special items of $59 million for the fourth quarter of 1995. Divisional earnings after special items were $22 million for the fourth quarter of 1995. The 1995 earnings included a $37 million charge related to reorganization costs. The increase in 1996 earnings resulted primarily from higher margins.
    Chemical divisional earnings were $110 million for the fourth quarter of 1996, compared with $167 million for the fourth quarter of 1995. The decline in 1996 earnings resulted primarily from lower product margins for petrochemical and chlor-alkali products.
    Interest expense in the fourth quarter of 1996 was $102 million, compared with $130 million for the fourth quarter of 1995. The decline in interest is attributable to lower average interest rates and lower average debt levels resulting primarily from redemptions of high-coupon debt.
    Unallocated  other  expenses  were $20 million  for  the
fourth  quarter  of 1996, compared with $7 million  for  the fourth quarter of 1995. The net increase results mainly from the initial establishment of the MidCon ESOP, special project expenses and lower equity earnings from unconsolidated subsidiaries.
    For the total year 1996, Occidental's net income totaled $668 million or $1.77 per share, compared with $511 million or $1.31 per share in 1995. Total year 1996 income before special items was $643 million, compared with 1995 income of $623 million. Sales were $10.6 billion for 1996, compared with $10.4 billion for 1995.

SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                         Fourth Quarter        Twelve Months
                                       ----------------      ----------------
Periods Ended December 31                 1996     1995         1996     1995
==================================     =======  =======      =======  =======
DIVISIONAL NET SALES
   Oil and gas                         $   900  $   778      $ 3,680  $ 3,018
   Natural gas transmission                797      578        2,574    2,038
   Chemical                              1,097    1,117        4,307    5,370
   Other                                    (2)       -           (4)      (3)
                                       -------  -------      -------  -------
                                       $ 2,792  $ 2,473      $10,557  $10,423
==================================     =======  =======      =======  =======
DIVISIONAL EARNINGS
   Oil and gas                         $   155  $   (31)     $   480  $    45
   Natural gas transmission                 75       22          296      213
   Chemical                                110      167          668    1,080
                                       -------  -------      -------  -------
                                           340      158        1,444    1,338
UNALLOCATED CORPORATE ITEMS
   Interest expense, net                  (102)    (130)        (451)    (540)
   Income taxes (a)                        (59)     (14)        (263)    (295)
   Other                                   (20)      (7)         (32)       8
                                       -------  -------      -------  -------
INCOME BEFORE EXTRAORDINARY
   GAIN(LOSS), NET                         159        7          698      511
Extraordinary gain(loss), net                -        -          (30)       -
                                       -------  -------      -------  -------

NET INCOME                                 159        7          668      511

Preferred dividends                        (24)     (23)         (93)     (93)
                                       -------  -------      -------  -------

EARNINGS(LOSS) APPLICABLE TO
   COMMON STOCK                        $   135  $   (16)     $   575  $   418
                                       =======  =======      =======  =======

PRIMARY EARNINGS PER COMMON SHARE
   Income before extraordinary
     gain(loss), net                   $   .41  $  (.05)     $  1.86  $  1.31
   Extraordinary gain(loss), net             -        -         (.09)       -
                                       -------  -------      -------  -------
PRIMARY EARNINGS PER SHARE             $   .41  $  (.05)     $  1.77  $  1.31
                                       =======  =======      =======  =======

FULLY DILUTED EARNINGS PER COMMON SHARE
   Income before extraordinary
     gain(loss), net                   $   .40  $  (.05)     $  1.81  $  1.30
   Extraordinary gain(loss), net             -        -         (.08)       -
                                       -------  -------      -------  -------
FULLY DILUTED EARNINGS PER SHARE       $   .40  $  (.05)     $  1.73  $  1.30
                                       =======  =======      =======  =======

AVERAGE COMMON SHARES OUTSTANDING        329.5    318.8        324.1    318.2
==================================     =======  =======      =======  =======

(a) The twelve months of 1996 includes a $100 million credit for reduction in federal income tax liabilities no longer required. Also included is an offset for charges and credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings in the fourth quarter of 1996 have benefited from credits allocated by $4 million, $12 million and $6 million at oil and gas, natural gas transmission and chemical, respectively. Divisional earnings in the fourth quarter of 1995 have benefited from credits allocated by $4 million, $12 million and $7 million at oil and gas, natural gas transmission and chemical, respectively.

SUMMARY OF OPERATING STATISTICS

                                             Fourth Quarter      Twelve Months
                                             --------------      -------------
Periods Ended December 31                      1996    1995       1996    1995
=====================================        ======  ======     ======  ======

NET OIL, GAS AND LIQUIDS
  PRODUCTION PER DAY

United States
   Crude oil and condensate
     (thousands of barrels)                      60      62         57      64
   Natural gas liquids
     (thousands of barrels)                      14      10         13      11
   Natural gas
     (millions of cubic feet)                   589     584        601     612

Other Western Hemisphere
   Crude oil and condensate
     (thousands of barrels)                     123     127        128     129

Eastern Hemisphere
   Crude oil and condensate
     (thousands of barrels)                      99     100        101      85
   Natural gas
     (millions of cubic feet)                   112     125        115     127

NATURAL GAS TRANSMISSION DELIVERIES

Sales (billions of cubic feet)                  204     203        699     648
Transportation
  (billions of cubic feet)                      418     421      1,555   1,533



CAPITAL EXPENDITURES (millions)              $  405  $  373     $1,185  $  979
                                             ======  ======     ======  ======

DEPRECIATION, DEPLETION AND
  AMORTIZATION OF ASSETS (millions)          $  234  $  214     $  921  $  922
=====================================        ======  ======     ======  ======

                          SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      OCCIDENTAL  PETROLEUM   CORPORATION
                                                 (Registrant)




DATE: January 24, 1997                S. P. Dominick, Jr.
                                      -----------------------------------
                                      S. P. Dominick, Jr., Vice President
                                      and Controller (Chief Accounting
                                      and Duly Authorized Officer)